GameStop Reports Sales and Earnings for Fiscal 2015 and Provides 2016 Outlook
Company posts record annual gross profit of $2.9 billion
Adjusted EPS increased 12.4% (8.9% on a GAAP basis) to $3.90 in Fiscal 2015
Digital receipts increased 9.7% in Q4; surpasses $1billion for full year
Technology Brands operating profits increased 70% during Q4

Grapevine, Texas (March 24, 2016)-GameStop Corp. (NYSE: GME), a global family of specialty retail brands that makes the most popular technologies affordable and simple, today reported sales and earnings for the fourth quarter and fiscal year ended Jan. 30, 2016.

Paul Raines, chief executive officer, stated, “In 2015, the GameStop team achieved several significant milestones in our on-going transformation efforts. The company posted its third straight year of positive comps, exceeded $1 billion in digital receipts, gained market share in our core video game business, and introduced new collectibles products that contributed over $300 million in sales. The company also more than doubled the number of Technology Brand stores we operate, growing sales to $534 million. These accomplishments drove record gross profit and net income, strong earnings per share growth and an increase in per store profits in our GameStop branded stores for the third straight year. For 2016, we are focused on continuing to expand store profit contribution and our diversification efforts, as we build upon our leadership in video gaming.”

Fourth Quarter Results
Total global sales for the fourth quarter of 2015 were $3.53 billion, a 1.4% increase (a 5.3% increase in constant currency) compared to $3.48 billion in the prior year quarter as sales of non-physical gaming products, such as digital, mobile & consumer electronics, and collectibles, offset a decline in new software sales. Pre-owned sales were flat (a 3.0% increase in constant currency) compared to the fourth quarter of 2014. Consolidated comparable store sales increased 3.1% (a 3.0% increase in the U.S. and a 3.3% increase internationally).

Non-GAAP digital receipts increased 9.7% (a 13.4% increase in constant currency) to $404.5 million, or $60.7 million of sales on a GAAP basis, a 14.5% increase over the prior year quarter. The growth was driven by downloadable content and mobile digital sales.

In the fourth quarter, Technology Brand revenues increased 57.4% to $177.9 million and operating earnings for the segment were $16.9 million, a 69.6% increase over the prior year quarter. The company added 202 net Technology Brand stores during the quarter, ending the fiscal year with 1,036 stores.

Sales in the Other category grew 77.4% (an 85.4% increase in constant currency), as sales of collectibles merchandise increased more than 300% compared to the prior year quarter. In addition, the company ended the fiscal year with 35 collectibles stores open around the world.

GameStop’s fourth quarter net earnings were $247.8 million, or diluted earnings per share of $2.36, compared to net earnings of $244.1 million, or diluted earnings per share of $2.23, in the prior year quarter. The fourth quarter results include charges of $6.6 million ($3.8 million, net of tax), or $0.04 per diluted share, related to the closure of our operations in Puerto Rico and store impairments.

Excluding these charges, GameStop’s adjusted net earnings for the fourth quarter grew 6.8% to $251.6 million from adjusted net earnings of $235.5 million in the prior year quarter. Adjusted diluted earnings per share were $2.40 compared to adjusted diluted earnings per share of $2.15 in the prior year quarter. Foreign currency exchange rate changes negatively impacted operating earnings by $13.9 million, or $0.09 per diluted share.

A reconciliation of non-GAAP adjusted net income to GAAP net income is included with this release (Schedule III).

Fiscal 2015 Results
For fiscal year 2015, total global sales were $9.36 billion, a 0.7% increase (a 5.4% increase in constant currency) compared to $9.30 billion in fiscal 2014. Full year consolidated comparable store sales increased 4.3% (a 4.8% increase in the U.S. and a 3.0% increase internationally) compared to fiscal 2014, primarily driven by sales of video game accessories, pre-owned products and collectibles.

Highlights of fiscal 2015 include:

◦	Non-GAAP digital receipts increased 11.2% (a 16.3% increase in constant currency) year-over-year to $1.05 billion, or $188.3 million of sales on a GAAP basis.

◦	Our mobile and consumer electronics category increased 25.8%, led by growth in Technology Brands.

◦	Collectibles sales increased over 300%, driven by the successful integration of collectibles sections within GameStop stores and the acquisition of ThinkGeek.

GameStop’s fiscal 2015 net earnings were $402.8 million, including $17.4 million ($12.8 million, net of tax) of charges recorded in fiscal 2015 for costs related to the acquisition of ThinkGeek, RadioShack store conversions, Puerto Rico exit costs and asset impairments, compared to net earnings of $393.1 million in fiscal 2014. Diluted earnings per share were $3.78, an 8.9% increase compared to diluted earnings per share of $3.47 in fiscal 2014.

Excluding these charges, GameStop’s adjusted net earnings for the full year increased 5.9% to $415.6 million compared to adjusted net earnings of $392.4 million in fiscal 2014. Adjusted diluted earnings per share grew 12.4% to $3.90 from adjusted diluted earnings per share of $3.47 in fiscal 2014. Foreign currency exchange rate changes negatively impacted full year operating earnings by $15.8 million, or $0.10 per diluted share.

Capital Allocation Update
During the fourth quarter of 2015, the company repurchased 1.60 million shares at an average price of $31.28 per share, or $50.0 million of stock. For fiscal 2015, the company repurchased 5.22 million shares at an average price of $38.68 per share, or $202.0 million of stock. Currently, there is $245.3 million remaining on the existing repurchase authorization. In addition, the company paid out $154.1 million in dividends during fiscal 2015.

On February 23, 2016, the company announced a 2.8% increase of its regular annual cash dividend from $1.44 to $1.48 per share.
On March 22, 2016, the company paid its quarterly dividend of $0.37 per share.

2016 Outlook
GameStop is providing the following financial guidance for fiscal 2016:

	First Quarter	Fiscal Year 2016
Total Sales	-7.0% to -4.0%	0.0% to +3.0%

Comparable Store Sales	-9.0% to -7.0%	-3.0% to 0.0%

Depreciation & Amortization Expense (in millions)	$40.0 to $42.0	$165.0 to $170.0

Income Tax Rate	35.5% to 36.5%	35.5% to 36.5%

Operating Margin	5.0% to 5.5%	7.0% to 7.3%

Net Income (in millions)	$60.5 to $66.0	$407.0 to $423.0

Capital Expenditures (in millions)		$160.0 to $170.0

In 2016, the company estimates that foreign currency exchange rates will have a negative impact of approximately $100 to $200 million on sales and $0.05 to $0.08 on full year EPS.

For the first quarter of 2016, the company expects diluted earnings per share to range from $0.58 to $0.63 per share, including $0.03 related to interest expense on the $475 million of senior notes issued earlier this month.

For the full year, diluted earnings per share are expected to range from $3.90 to $4.05. This range includes approximately $0.17 of interest expense related to the issuance of $475 million of senior notes in March. We have entered into an asset purchase agreement with one AT&T reseller and expect to enter into another AT&T reseller acquisition. Our full year guidance reflects our expectation that estimated earnings from these acquisitions will more than offset interest expense if both acquisitions are consummated during our second fiscal quarter.

Note: The guidance is based on weighted average shares outstanding of 104,500,000.

Conference Call Information
A conference call with GameStop Corp.’s management is scheduled for March 24, 2016 at 4:00 p.m. CDT to discuss the company’s financial results and to provide its 2016 outlook. The phone number for the call is 877-857-6173 and the pass code is 2814464.
This call, along with supplemental information, can also be accessed at GameStop Corp.’s investor relations home page at http://investor.GameStop.com/. The conference call will be archived for two months on GameStop’s corporate website.

In addition, GameStop will be hosting an Investor Day for the investment community on April 13-14, 2016. The meeting will be held in Grapevine, TX and will feature presentations from GameStop's executive leadership team as well as store tours of its family of retail brands. For more information, please visit 2016GameStopInvestorDay.

About GameStop
GameStop Corp. (NYSE: GME), a Fortune 500 and S&P 500 company headquartered in Grapevine, Texas, is a global, multichannel video game, consumer electronics and wireless services retailer. GameStop operates more than 7,100 stores across 14 countries. The company’s consumer product network also includes www.gamestop.com; www.Kongregate.com, a leading browser-based game site; Game Informer® magazine, the world’s leading print and digital video game publication; and ThinkGeek, www.thinkgeek.com, the premier retailer for the global geek community featuring exclusive and unique video game and pop culture products. In addition, our Technology Brands segment includes Simply Mac and Spring Mobile stores. Simply Mac, www.simplymac.com, operates 76 stores, selling the full line of Apple products, including laptops, tablets, and smartphones and offering Apple certified warranty and repair services. Spring Mobile, http://springmobile.com, sells post-paid AT&T services and wireless products through its 890 AT&T branded stores and offers pre-paid wireless services, devices and related accessories through its 70 Cricket branded stores in select markets in the U.S.

Non-GAAP Measures
As a supplement to our financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), GameStop uses certain non-GAAP measures, such as digital receipts and constant currency, to provide a clearer perspective of the current operating performance of the company. GameStop defines digital receipts as the full amount paid by the customer for digital content at the time of sale and/or the value attributed to digital content when physical and digital products are sold combined. Results reported as constant currency exclude the impact of fluctuations in foreign currency exchange rates by converting our local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our current period reported results. Our definition and calculation of constant currency information may differ from that of other companies. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported GAAP financial results.

Safe Harbor
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, the outlook for the first quarter and fiscal 2016, future financial and operating results, projected store openings, timing and terms of potential acquisitions, the company's plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of GameStop's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. GameStop undertakes no obligation to publicly update or revise any forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the inability to obtain sufficient quantities of product to meet consumer demand, including console hardware and accessories; the timing of release and consumer demand for new and pre-owned video game titles; changes in the timing and terms of potential acquisitions of two AT&T resellers for which we expect to use proceeds from the recent debt offering and the possibility that we will not be able to enter in an acquisition agreement for one of these acquisitions or complete either of the acquisitions on the terms assumed, or at all; risks associated with achievement of anticipated financial and operating results from acquisitions; the risks associated with international operations, wireless industry partnerships and operations and the completion and integration of acquisitions; the impact of increased competition and changing technology in the video game industry, including browser and mobile games and alternative methods of distribution; and economic, regulatory and other events, including litigation, that could reduce or impact consumer demand or affect the company’s business. Additional factors that could cause GameStop's results to differ materially from those described in the forward-looking statements can be found in GameStop's Annual Report on Form 10-K for the fiscal year ended Jan. 31, 2015 filed with the SEC and available at the SEC's Internet site at http://www.sec.gov or http://investor.GameStop.com.

Contact
Matt Hodges
Vice President,
Public and Investor Relations
GameStop Corp.
(817) 424-2130

GameStop Corp.
Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	13 weeks	13 weeks
	ended	ended
	Jan 30, 2016	Jan 31, 2015

Net sales	$3,525.0	$3,476.1
Cost of sales	2,481.8	2,499.7

Gross profit	1,043.2	976.4

Selling, general and administrative expenses	613.9	550.3
Depreciation and amortization	43.4	38.0
Asset impairment charges	4.0	2.2

Operating earnings	381.9	385.9

Interest expense, net	5.5	5.2

Earnings before income tax expense	376.4	380.7

Income tax expense	128.6	136.6

Net income	$247.8	$244.1

Net income per common share:
Basic	$2.38	$2.25
Diluted	$2.36	$2.23

Dividends per common share	$0.36	$0.33

Weighted average common shares outstanding:
Basic	104.3	108.4
Diluted	105.0	109.5

Percentage of Net Sales:

Net sales	100.0%	100.0%
Cost of sales	70.4%	71.9%

Gross profit	29.6%	28.1%

Selling, general and administrative expenses	17.4%	15.8%
Depreciation and amortization	1.3%	1.1%
Asset impairment charges	0.1%	0.1%

Operating earnings	10.8%	11.1%

Interest expense, net	0.1%	0.2%

Earnings before income tax expense	10.7%	10.9%

Income tax expense	3.7%	3.9%

Net income	7.0%	7.0%

GameStop Corp.
Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	52 weeks	52 weeks
	ended	ended
	Jan 30, 2016	Jan 31, 2015

Net sales	$9,363.8	$9,296.0
Cost of sales	6,445.5	6,520.1

Gross profit	2,918.3	2,775.9

Selling, general and administrative expenses	2,108.9	2,001.0
Depreciation and amortization	156.6	154.4
Asset impairment charges	4.6	2.2

Operating earnings	648.2	618.3

Interest expense, net	23.0	10.0

Earnings before income tax expense	625.2	608.3

Income tax expense	222.4	215.2

Net income	$402.8	$393.1

Net income per common share:
Basic	$3.80	$3.50
Diluted	$3.78	$3.47

Dividends per common share	$1.44	$1.32

Weighted average common shares outstanding:
Basic	106.0	112.2
Diluted	106.7	113.2

Percentage of Net Sales:

Net sales	100.0%	100.0%
Cost of sales	68.8%	70.1%

Gross profit	31.2%	29.9%

Selling, general and administrative expenses	22.6%	21.6%
Depreciation and amortization	1.7%	1.7%
Asset impairment charges	0.0%	0.0%

Operating earnings	6.9%	6.6%

Interest expense, net	0.2%	0.1%

Earnings before income tax expense	6.7%	6.5%

Income tax expense	2.4%	2.3%

Net income	4.3%	4.2%

GameStop Corp.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	Jan 30,	Jan 31,
	2016	2015
ASSETS:
Current assets:
Cash and cash equivalents	$450.4	$610.1
Receivables, net	176.5	113.5
Merchandise inventories, net	1,163.0	1,144.8
Prepaid expenses and other current assets	148.9	128.5
Deferred income taxes	—	65.6
Total current assets	1,938.8	2,062.5

Property and equipment:
Land	17.3	18.3
Buildings & leasehold improvements	668.2	609.2
Fixtures and equipment	874.6	888.2
Total property and equipment	1,560.1	1,515.7

Less accumulated depreciation and amortization	1,075.6	1,061.5
Net property and equipment	484.5	454.2

Goodwill	1,476.7	1,390.4
Other noncurrent assets	434.9	339.2
Total assets	$4,334.9	$4,246.3

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$631.9	$815.6
Accrued liabilities	1,041.0	803.6
Income taxes payable	121.1	15.4
Current portion of debt	0.4	5.1
Total current liabilities	1,794.4	1,639.7

Other long-term liabilities	109.5	188.3
Long-term debt	350.0	350.6
Total liabilities	2,253.9	2,178.6

Stockholders' equity	2,081.0	2,067.7
Total liabilities and stockholders' equity	$4,334.9	$4,246.3

GameStop Corp.

Schedule I
Sales Mix
(unaudited)

	13 Weeks Ended		13 Weeks Ended
	Jan. 30, 2016		Jan. 31, 2015
	Net	Percent	Net	Percent
	Sales	of Total	Sales	of Total

Net Sales (in millions):

New video game hardware	$822.0	23.3%	$808.8	23.3%
New video game software	1,149.8	32.6%	1,288.5	37.1%
Pre-owned and value video game products	729.3	20.7%	729.0	21.0%
Video game accessories	288.7	8.2%	268.4	7.7%
Digital	60.7	1.7%	53.0	1.5%
Mobile and consumer electronics	208.6	5.9%	178.5	5.1%
Other	265.9	7.6%	149.9	4.3%

Total	$3,525.0	100.0%	$3,476.1	100.0%

	52 Weeks Ended		52 Weeks Ended
	Jan. 30, 2016		Jan. 31, 2015
	Net	Percent	Net	Percent
	Sales	of Total	Sales	of Total
Net Sales (in millions):

New video game hardware	$1,944.7	20.8%	$2,028.7	21.8%
New video game software	2,905.1	31.0%	3,089.0	33.2%
Pre-owned and value video game products	2,374.7	25.4%	2,389.3	25.7%
Video game accessories	703.0	7.5%	653.6	7.1%
Digital	188.3	2.0%	216.3	2.3%
Mobile and consumer electronics	652.8	7.0%	518.8	5.6%
Other	595.2	6.3%	400.3	4.3%

Total	$9,363.8	100.0%	$9,296.0	100.0%

Schedule II
Gross Profit Mix
(unaudited)

	13 Weeks Ended		13 Weeks Ended
	Jan. 30, 2016		Jan. 31, 2015
		Gross		Gross
	Gross	Profit	Gross	Profit
	Profit	Percent	Profit	Percent

Gross Profit (in millions):

New video game hardware	$66.3	8.1%	$72.0	8.9%
New video game software	274.0	23.8%	301.3	23.4%
Pre-owned and value video game products	339.5	46.6%	348.0	47.7%
Video game accessories	103.6	35.9%	99.3	37.0%
Digital	49.9	82.2%	47.0	88.7%
Mobile and consumer electronics	118.1	56.6%	58.6	32.8%
Other	91.8	34.5%	50.2	33.5%

Total	$1,043.2	29.6%	$976.4	28.1%

	52 Weeks Ended		52 Weeks Ended
	Jan. 30, 2016		Jan. 31, 2015
		Gross		Gross
	Gross	Profit	Gross	Profit
	Profit	Percent	Profit	Percent
Gross Profit (in millions):

New video game hardware	$175.5	9.0%	$196.6	9.7%
New video game software	689.3	23.7%	716.9	23.2%
Pre-owned and value video game products	1,114.5	46.9%	1,146.3	48.0%
Video game accessories	255.5	36.3%	246.1	37.7%
Digital	149.6	79.4%	152.0	70.3%
Mobile and consumer electronics	328.6	50.3%	186.7	36.0%
Other	205.3	34.5%	131.3	32.8%

Total	$2,918.3	31.2%	$2,775.9	29.9%

GameStop Corp.

Schedule III
(in millions)
(unaudited)
Non-GAAP results
The following table reconciles the company's net income and earnings per share as presented in its unaudited Consolidated Statements of Operations and prepared in accordance with Generally Accepted Accounting Principles ("GAAP") to its non-GAAP net income and earnings per share.

	13 Weeks Ended	13 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	Jan. 30, 2016	Jan. 31, 2015	Jan. 30, 2016	Jan. 31, 2015
GAAP Net Income	$247.8	$244.1	$402.8	$393.1

Acquisition costs	(0.3)	—	8.3	—
Business divestitures	1.3	0.9	1.3	14.8
Tax benefit	—	(11.0)	—	(17.0)
Asset impairments	2.5	1.5	2.9	1.5
Other adjustments	0.3	—	0.3	—

Non-GAAP Net Income	$251.6	$235.5	$415.6	$392.4

Non-GAAP earnings per share
Basic	$2.41	$2.17	$3.92	$3.50
Diluted	$2.40	$2.15	$3.90	$3.47

Number of shares used in non-GAAP calculation
Basic	104.3	108.4	106.0	112.2
Diluted	105.0	109.5	106.7	113.2